Exhibit 10.1

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made this 25th day of October, 2004 by and between Noxso Corporation (the "Corporation"), a Virginia corporation with offices at 1065 South 500 West, Bountiful, Utah 84010, and Parkview Partners, ltd ("Consultant"), with offices at 545 Madison Avenue, New York, New York 10022.

         WHEREAS Consultant is highly experienced in the development and analysis of consulting services and the valuation of both public and private companies, and is well known for its services within the financial community; and

         WHEREAS, as a result of its activities, Consultant has become aware of potential business opportunities and sources of bridge financing for the Corporation; and

         WHEREAS, the Corporation wishes to utilize the Consultant's services to advise it with respect to its business development and to introduce it to potential sources of funding to help it in implementing its business plan.

         NOW, THEREFORE, the parties agree that in consideration of the premises and mutual covenants hereinafter set forth, the Corporation and Consultant agree as follows:

         1. Consultant Services. Consultant shall assist the Corporation on a non-exclusive basis in the development and implementation of its consulting services on behalf of the Corporation and shall use its best efforts to introduce the Corporation to potential investors and agents (the "Investors") for the purpose of procuring funding for the Corporation. All Investors to be introduced by Consultant to the Corporation shall be "Accredited" Investors, as that term is understood and defined by Regulation D under the Securities Act of 1933. In connection with its duties, Consultant shall:

                  a. Subject to the Company's approval, to negotiate the terms and conditions of any bridge financing by an Investor along the lines of (but not restricted to) the terms and conditions set forth in the term sheet annexed as Exhibit A to this Agreement; and

                  b. Assist the Corporation in the preparation of any necessary documentation in connection with any investment/financing by an Investor.

         2. Designation of a Broker-Dealer. Should the Corporation determine to enter into a transaction as a result of an introduction by Consultant, said transaction may be completed through a registered Broker Dealer designated by the Consultant and reasonably acceptable to the Corporation. It is understood that Consultant and the Corporation believe that the necessity to be minimal for a Broker Dealer in the transaction contemplated by Exhibit A; nevertheless, in the event of the necessity of a Broker-Dealer, the parties shall mutually agree, in advance, as to the designation of the Broker Dealer for the purposes of a transaction pursuant to this Agreement. Should a Broker Dealer be necessary, then the Broker-Dealer shall:

                  a. Accept delivery from the Corporation of all loan or bridge loan to be issued pursuant to the terms of the agreement between the Corporation and the Investor introduced by Consultant. Such loan or bridge loan shall be for a minimum of $2,000,000, subject to final terms and negotiation between the parties, hereto;

                  b. Accept the funding to be made by the Investor and/or payment by the Investor for any shares issued by the Corporation; and

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                  c. On satisfaction of the terms of any agreement between the
         Corporation and said Investor, release said paperwork and funds as directed.

         3. Compensation. In return for its work on behalf of the Corporation, Consultant shall be entitled to receive:

                  a. A cash fee equal to 6% of the principal amount of any funds procured and/or invested by an Investor secured pursuant to this Agreement. The amount due to the Consultant shall be reduced by the amount of any fee payable to the Broker Dealer in connection with this transaction; and

                  b. Warrants issued by the Corporation (the "Warrants") to purchase 500,000 shares of restricted common stock of the Corporation (the "Warrant Shares"). The Warrants shall be for a term of three (3) years from the date of issuance, and shall be exercisable at a price equal to 120% of the price of the Corporation's common stock on the day of closing. The Warrants shall be subject to either a cash exercise or net issue (cashless) exercise.(1)

                  c. Consultant shall be entitled to receive the compensation provided for in paragraphs 3 (a) and (b) above should the Corporation obtain funding or financing from any Investor first introduced to the Corporation by Consultant pursuant to Exhibit A of this Agreement if said proceeds are received by the Corporation at any time within three
         (3) years of the identification of said Investor to the Corporation by Consultant.

         4. Registration Rights. If at any time or from time to time following the execution of this Agreement as set forth below, the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than a registration relating solely to employee benefit plans, then the Corporation shall:

                  a. Promptly give written notice of such proposed Registration to the Consultant and offer Consultant the right to request inclusion of any of the Warrant Shares in the proposed Registration;

                  b. Consultant shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of the notice to deliver to the Corporation a written request specifying the number of Warrant Shares Consultant intends to sell;

                  c. If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Consultant. In such event, the right of the Consultant to registration pursuant to this Agreement shall be conditioned upon Consultant's participation in such underwriting and the inclusion of its securities on the same terms and conditions as the shares of common stock, if any, otherwise being sold through underwriters under such registration.

         5. Term. This Agreement shall commence with immediate effect and shall remain in force for a term of one (1) year from the date of execution. During this term, the Corporation agrees that:

                  a. For a period of ten (10) days from the date of execution of this Agreement (the "Exclusive Period"), Consultant shall have the exclusive right to act on behalf of the Corporation to provide the services specified in Section 1 of this Agreement and to identify

--------
(1) The net issue exercise shall be calculated using the following formula:

                  X=Y (A-B)
                    -------
                       A

                  X = the number of the Shares to be issued to the Holder
                  Y = the number of the Shares purchasable under this Warrant A = the fair market value of one Share on the date of determination
                  B = the per share Exercise Price (as adjusted to the date of such calculation)


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         Investors for the Corporation as provided for there in. Should the
         Corporation commence negotiations with and/or enter into an Agreement with any party during the Exclusive Period Consultant shall be entitled to receive the compensation provided for in paragraph 3, above in the same amount as if said investor had be identified or procured by Consultant;

                  b. During the remaining term of this Agreement, provided that Consultant has identified an Investor for the Corporation during the Exclusive Period with whom the Corporation has entered into an Agreement with and/or received an investment or funding or financing from, the Consultant shall have a right of first refusal to assist in obtaining funding for the Corporation on such terms and conditions as is otherwise available to the Corporation.

         6. Representations and Warranties by the Corporation. The Corporation represents and warrants as follows:

                  a. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority and legal right to enter into this Agreement and to perform the transactions contemplated hereby;

                  b. This Agreement has been duly authorized by it and duly executed and delivered by it and constitutes, and each document or instrument executed by it pursuant to the terms hereof constitutes, a valid and binding obligation of it enforceable in accordance with its terms;

                  c. The execution, delivery and performance of this Agreement and a consummation of the transactions contemplated hereby will not violate its organizational documents or result in a breach of, or constitute a default under, any agreement or other instrument to which it is a party or by which it or any of its properties is bound;

                  d. The Corporation has all material permits, licenses, orders and approvals of all federal, state, local and foreign governmental or regulatory bodies, or professional bodies or organizations, required of it to carry on its business as presently conducted; all such permits, licenses, orders, franchises and approvals are in full force and effect, and to the knowledge of the Corporation, after reasonable inquiry, no suspension or cancellation of any of such permits, licenses, etc., is threatened; and the Corporation is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies or professional bodies or organizations which have issued such permits, licenses, orders, franchises and approval; and

                  e. Neither this Agreement nor any letter, certificate or other document furnished in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         7. Indemnification. The Corporation agrees to indemnify and hold harmless Consultant from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, directly or indirectly caused by, relating to, based on, or arising out of or in connection with: a) Consultant acting for the Corporation;
b) any financing procured by Consultant for the Corporation; c) any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, any business plan or offering memorandum of the Corporation from any information furnished by the Corporation to Consultant; and d) from any use of the proceeds from an Investor by the Corporation. Such indemnification shall not apply to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to the extent it is found in a final judgment by a court of competent jurisdiction to have resulted primarily and directly from the gross negligence, willful misconduct, or unlawful conduct of Consultant.

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         The Consultant agrees to indemnify and hold harmless the Corporation from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, directly or indirectly caused by, relating to, based on, or arising out of or in connection with: (a) Consultant acts or representations not approved by the Corporation;
(b) any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, any offering documents or offering analysis of the Corporation from any information furnished by the Consultant to Investors or others not prepared by the Corporation; and (c) any act or omission by Consultant not in compliance with federal or state securities laws, including any act or omission in connection with a financing arranged by the Consultant. Such indemnification shall not apply to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to the extent it is found in a final judgment by a court of competent jurisdiction to have resulted primarily and directly from the gross negligence, will misconduct, or unlawful conducts of the Corporation.

         8. Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other party in connection with this Agreement, including such information as relates to any potential Investor, research and development information on said Investor, and non public financial information. Each party agrees that it will hold all Confidential Information in confidence and not discuss, communicate or transmit the Confidential Information to others for any improper purpose or make any unauthorized copy of use of any Confidential Information, and will take such steps as required to prevent the use or disclosure of any Confidential Information except in connection with a party's performance under this Agreement. Notwithstanding the foregoing, each party's obligations under this Section 8 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed. The parties agree that the remedy at law for any breach of this Section 8 will be inadequate and a non-breaching party will be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited hereunder. The parties acknowledge and agree that this Agreement may constitute a material contract of the Corporation and, as a result, will be publicly disclosed by the Corporation in its filings with the Securities and Exchange Commission.

         9. Relationship of The Parties. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them and that Consultant's relationship to the Corporation shall be as an independent contractor. Nothing in this Agreement is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose or to confer upon either party the right of a third party beneficiary.

         10. Severability. Except as expressly provided to the contrary herein, each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such portion of this Agreement is held to be invalid or contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Corporation or Consultant is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement.

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         11. Notices:

                  a. All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given to be made upon the respective parties hereto at the following addresses:


                      The Corporation:      Noxso Corporation
                                            Attn: President
                                            1065 South 500 West
                                            Bountiful, Utah 84010

                      To Consultant:        Parkview Partners, Ltd
                                            Attn: President
                                            545 Madison Avenue
                                            New York, New York 10022

                  b. All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, shall be forwarded by registered or certified mail, return receipt requested, and, unless otherwise expressly provided herein to the contrary, shall be deemed to have been given when deposited postage prepaid, addressed as specified in the preceding paragraph.

         12. Construction

                  a. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors, heirs and permitted assigns;

                  b. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be interpreted in its entirety with the laws of said State. The parties hereby consent to the exclusive jurisdiction of the United States District Courts for the Southern District of New York, or such other New York courts of appropriate jurisdiction, to resolve any disputes arising out of or in connection with this Agreement, and shall take such actions as are required to afford said courts jurisdiction over them; and

                  c. For purposes of this Agreement, words of the masculine gender shall, where applicable, mean and include the correlative words of the feminine or neuter genders, and words importing the plural number shall, where applicable, mean and include the singular number and vice versa.

         13. Attorneys Fees. If any party files any action or brings any proceeding against other arising from this Agreement, the prevailing party shall be entitled to recover as an element of their cost to suit and not as damages reasonable attorney's fees to be fixed by the court. The prevailing party shall be the party entitled to recover their cost to suit or arbitration, whether or not entitled to recover costs.

         14. Modification. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing, signed on behalf of each of the parties by their respective proper officers thereunto duly authorized.

         15. No Waiver. The failure by either of the parties hereto to object to or take affirmative action with respect to any conduct of any of the other parties hereto which constitutes a breach or other violation of this Agreement shall not constitute, nor be construed as, a waiver thereof, or of any future breach, violation or subsequent wrongful conduct.

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         16. Captions. All paragraph headings used herein are for convenience of reference purposes only and shall be given no significance in the interpretation of the provisions, terms and conditions hereof.

         17. Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which shall constitute one and the same instrument.

         18. Further Assurances. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

         19. Entire Agreement. This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements between the parties relating to the subject matter of this Agreement and merges all prior and contemporaneous discussions between them, and neither party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound.

         IN WITNESS WHEREOF, the respective duly authorized representatives of the parties have caused this Agreement to be executed as of the date first above written.

NOXSO Corporation                                 Parkview Partners, Inc.

By: /s/ Richard Anderson                          By: /s/ Guy Cohen
   -------------------------                         ------------------------
   President                                         President

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                                    EXHIBIT A




[Subject to completion]